EXHIBIT 99.1

American River Bankshares Reports First Quarter 2010 Financial Results

Sacramento, CA, April 22, 2010 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $306,000 or $0.03 per diluted share for the first quarter of 2010, compared to $1,283,000 or $0.22 per diluted share for the first quarter of 2009.

“The quarter, while not highly profitable, demonstrated continued progress in reducing our non-performing assets,” said David Taber, President and CEO of American River Bankshares. “However, the real story is our positive growth in core deposits excluding CDs, which have increased 15% year over year.”

Net Interest Margin

The Company’s net interest margin was 4.73% for the first quarter of 2010, compared to 5.08% for the first quarter of 2009. Net interest income for the first quarter of 2010 decreased $567,000 (8.94%) to $5,772,000 from $6,339,000 for the first quarter of 2009. Interest income for the first quarter of 2010 decreased $1,037,000 (13.38%) to $6,714,000 from $7,751,000 for the first quarter of 2009. Interest expense for the first quarter of 2010 decreased $470,000 (33.29%) to $942,000 from $1,412,000 for the first quarter of 2009.

The average yield on earning assets declined from 6.20% in the first quarter of 2009 to 5.49% for the first quarter of 2010. Much of the decline in yields can be attributed to the overall lower interest rate environment, forgone interest on nonaccrual loans, and lower average loans replaced with higher average investment securities. The yields on loans are impacted from foregone interest income on nonaccrual loans. During the first quarter of 2010 foregone interest income on nonaccrual loans was approximately $302,000, compared to foregone interest of $181,000 during the first quarter of 2009. The foregone interest of $302,000 had a 25 basis point negative impact on the yield on earning assets.

The average balance of earning assets decreased 2.4% from $512,668,000 in the first quarter of 2009 to $500,142,000 in the first quarter of 2010. The overall decrease in average assets during the three month period was predominately related to the decrease in loans. The decrease in loans was partially offset by an increase in investment securities. When compared to the first quarter of 2009, average loan balances were down $39,462,000 (9.4%) to $378,317,000 for the first quarter of 2010 and average investment securities were up $30,617,000 (33.6%) to $121,825,000 for the first quarter of 2010. The Company experienced an increase in average deposits of $36,157,000 (8.4%) from $430,068,000 during the first quarter of 2009 to $466,225,000 during the first quarter of 2010. The increase in deposit balances has enabled the Company to reduce the amount of other borrowings. Average borrowings dropped from $77,645,000 to $23,500,000 during that same time period.

Overall, the yield on loans during the first quarter of 2010 was 6.26% as compared to 6.52% for the first quarter of 2009. The decline in yields is reflective of the declining rate environment and the higher amount of foregone interest. The average cost of funds decreased 42 basis points from 1.45% in the first quarter of 2009 to 1.03% for the first quarter of 2010. The average balance of interest bearing liabilities decreased $22,581,000 (5.7%) from $394,131,000 in the first quarter of 2009 to $371,550,000 in the first quarter of 2010.

Loan Growth and Asset Quality

Net loans outstanding as of March 31, 2010 decreased $47,532,000 (11.6%) to $362,791,000 from $410,323,000 as of March 31, 2009 and decreased $13,531,000 (3.6%) from December 31, 2009. Average loan balances decreased $39,462,000 (9.4%) from $417,779,000 during the first quarter of 2009 to $378,317,000 during the first quarter of 2010.

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Real estate loans outstanding decreased $19,927,000 (6.6%) to $281,008,000 as of March 31, 2010 from $300,935,000 as of March 31, 2009 and decreased $5,557,000 (1.9%) from December 31, 2009. Commercial loans decreased $22,993,000 (26.0%) to $65,384,000 as of March 31, 2010 from $88,377,000 as of March 31, 2009 and decreased $7,237,000 (10.0%) from $72,621,000 from December 31, 2009.

The loan portfolio at March 31, 2010 included: real estate loans of $281,008,000 (75% of the portfolio), commercial loans of $65,384,000 (18% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $25,322,000 (7% of the portfolio). The real estate loan portfolio at March 31, 2010 includes: owner-occupied commercial real estate loans of $117,621,000 (42% of the real estate portfolio), investor commercial real estate of $102,743,000 (37% of the real estate portfolio), construction and land development of $23,667,000 (8% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $36,977,000 (13% of the real estate portfolio).

At March 31, 2010, the allowance for loan and lease losses was $8,380,000 (2.26% of total loans and leases) compared with $5,839,000 (1.40% of total loans and leases) at March 31, 2009. The provision for loan and lease losses was $1,641,000 for the first quarter of 2010 compared to $1,229,000 for the first quarter of 2009. Net chargeoffs for the first quarter of 2010 were $1,170,000 compared to $1,308,000 for the first quarter of 2009.

Non-performing loans and leases as of March 31, 2010 were $18,427,000 or 4.96% of total loans and leases compared to $20,964,000 or 5.46% at December 31, 2009 and $6,441,000 or 1.55% one year ago. Loans and leases past due 30 to 89 days were $5,039,000 at March 31, 2010 compared to $5,971,000 at December 31, 2009 and $6,226,000 at March 31, 2009.

Non-performing assets were $21,698,000 at March 31, 2010, up $10,779,000 (98.7%) when compared to $10,919,000 at March 31, 2009 and down $1,774,000 (7.6%) compared to $23,472,000 at December 31, 2009. Non-performing assets to total assets as of March 31, 2010 were 3.72% compared to 1.96% one year ago and 3.95% as of December 31, 2009. Non-performing assets consist of the following as of March 31, 2010 and December 31, 2009:

Non-performing assets	March 31, 2010	December 31, 2009
Non-performing loans that are current to terms* (11 loans or leases at March 31, 2010 and 12 loans or leases at December 31, 2009)	$1,916,000	$2,133,000
Non-performing loans that are past due (43 loans or leases at March 31, 2010 and 40 loans or leases at December 31, 2009)	16,500,000	18,831,000
Loans or leases greater than 90 days past due (1 loan at March 31, 2010)	11,000	—
Other real estate owned (net) (18 properties at March 31, 2010 and 13 properties at December 31, 2009)	3,271,000	2,508,000
	$21,698,000	$23,472,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At March 31, 2010, specific reserves of $1,378,000 were held on the non-performing loans. In addition, there were 10 loans and leases totaling $2,513,000 that are included in the $18,427,000 of non-performing loans and leases, that have been modified and considered troubled debt restructures.

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All of the loans and leases considered troubled debt restructures are considered impaired and have been evaluated according to the Company’s best practices, which follows the guidance established by Generally Accepted Accounting Principles and Regulatory requirements. There were no loans or leases reported as troubled debt restructures as of March 31, 2009.

Other Real Estate Owned

At March 31, 2010, the Company had 18 other real estate owned (“OREO”) properties totaling $3,271,000. This compares to 8 properties totaling $4,478,000 at March 31, 2009 and 13 totaling $2,508,000 at December 31, 2009. During the first quarter of 2010, the Company sold 2 properties for a loss of $25,000 and added 7 properties with loan balances totaling $1,911,000. The properties added during the quarter were simultaneously written down to fair value, net of estimated selling costs, by $209,000 leaving a net value of $1,702,000. The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. During the first quarter of 2010, this valuation process resulted in the Company reducing the book value of some properties by $223,000. At December 31, 2009 the OREO reserve was at $15,000 and at March 31, 2009 and 2010, the reserve balance was zero.

Deposits and Borrowed Funds

Total deposits as of March 31, 2010 increased $32,203,000 (7.4%) to $469,144,000 from $436,941,000 as of March 31, 2009, but decreased $611,000 (0.1%) from $469,755,000 as of December 31, 2009. Core deposits as of March 31, 2010 increased $45,231,000 (15.3%) to $340,396,000 from $295,165,000 as of March 31, 2009 and increased $4,066,000 (1.2%) from $336,330,000 as of December 31, 2009. The Company considers all non time deposits as core deposits.

Noninterest-bearing deposits increased $3,626,000 (3.2%) to $116,321,000 as of March 31, 2010 from $112,695,000 as of March 31, 2009, but decreased $2,007,000 (1.7%) from $118,328,000 as of December 31, 2009. Interest-bearing deposits increased $28,577,000 (8.8%) to $352,823,000 as of March 31, 2010 from $324,246,000 as of March 31, 2009 and increased $1,396,000 (0.4%) from $351,427,000 as of December 31, 2009. Other borrowings, which include both short- and long-term borrowings, decreased $27,121,000 (55.8%) to $21,500,000 as of March 31, 2010 from $48,621,000 as of March 31, 2009 and decreased $10,000,000 (31.7%) from $31,500,000 at December 31, 2009.

Noninterest Income and Expense

Noninterest income for the first quarter of 2010 decreased $49,000 (9.6%) to $461,000 from $510,000 for the first quarter of 2009 and noninterest expense for the first quarter of 2010 increased $584,000 (16.2%) to $4,185,000 from $3,601,000 for the first quarter of 2009. Much of the increase in noninterest expense reflects costs associated with the Company’s OREO, legal fees, and increased costs of FDIC insurance. The total OREO-related expense for the three months ended March 31, 2010 was $381,000 compared to $117,000 for the same period in 2009. In addition, legal fees increased by $103,000 from a net recovery of $4,000 for the three months ended March 31, 2009 to $99,000 in expense for the three months ended March 31, 2010. FDIC insurance was $319,000 for the three months ended March 31, 2010 up $245,000 (331.0%) from $74,000 for the three months ended March 31, 2009. The fully taxable equivalent efficiency ratio for the first quarter of 2010 increased to 65.56% from 50.97% for the first quarter of 2009.

Income Taxes

The Company recorded income taxes for the quarter ended March 31, 2010 of $101,000, compared to $736,000, or an effective tax rate of 24.8%, for the quarter ended March 31, 2010, a decrease from 36.5% for the first quarter of 2009.

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The lower effective tax rate in 2010 results from the Company realizing the benefits of tax free income related to such items as municipal bonds and bank owned life insurance against an overall lower amount of taxable income

Capital

Total shareholders’ equity at March 31, 2010 was $88,672,000, up $24,743,000 (38.7%) from $63,929,000 at March 31, 2009. The large increase is due, in part, to a successful common stock offering in December 2009 from which the Company received net proceeds of $23.9 million, after underwriting discounts, commissions and other expenses. The Company’s subsidiary, American River Bank, remains above the well-capitalized regulatory guidelines. At March 31, 2010, American River Bank’s Leverage ratio was 11.66%, the Tier 1 Risk Based ratio was 16.87% and the Total Risk Based Capital ratio was 18.13%. At March 31, 2009, American River Bank’s Leverage ratio was 8.36%, Tier 1 Risk Based ratio was 10.56% and the Total Risk Based Capital ratio was 11.81%.

At March 31, 2010, American River Bankshares’ Leverage ratio was 12.46%, the Tier 1 Risk Based ratio was 18.00% and the Total Risk Based Capital ratio was 19.26%. At March 31, 2009, American River Bankshares’ leverage ratio was 8.29%, the Tier 1 Risk Based ratio was 10.45% and the Total Risk Based Capital ratio was 11.70%.

Performance Metrics

Performance measures for the first quarter of 2010 (annualized): the Return on Average Assets (ROAA) was 0.21%, Return on Average Equity (ROAE) was 1.41% and Return on Average Tangible Equity (ROATE) was 1.74% compared to the ROAA of 0.90%, ROAE of 8.15% and ROATE of 11.16%, during the first quarter of 2009.

Earnings Conference Call

The first quarter earnings conference call will be held Thursday, April 22, 2010 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 909-7810. No conference ID number required. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements.

Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)
	March 31, 2010	December 31, 2009	March 31, 2009
ASSETS
Cash and due from banks	$48,250	$58,493	$9,115
Federal funds sold	—	—	—
Interest-bearing deposits in banks	—	—	2,772
Investment securities	128,977	112,935	92,322
Loans & leases:
Real estate	281,008	286,565	300,935
Commercial	65,384	72,621	88,377
Lease financing	3,609	3,920	4,578
Other	21,713	21,725	22,912
Deferred loan and lease origination fees, net	(543)	(600)	(640)
Allowance for loan and lease losses	(8,380)	(7,909)	(5,839)
Loans and leases, net	362,791	376,322	410,323
Bank premises and equipment	2,010	2,094	2,204
Goodwill and intangible assets	16,904	16,965	17,162
Other real estate owned, net	3,271	2,508	4,478
Accrued interest receivable and other assets	21,437	25,101	17,959
	$583,640	$594,418	$556,335

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$116,321	$118,328	$112,695
Interest checking	48,179	50,154	43,815
Money market	134,896	131,614	106,847
Savings	41,000	36,234	31,808
Time deposits	128,748	133,425	141,776
Total deposits	469,144	469,755	436,941
Short-term borrowings	9,500	14,500	27,121
Long-term borrowings	12,000	17,000	21,500
Accrued interest and other liabilities	4,324	5,818	6,844
Total liabilities	494,968	507,073	492,406
Total shareholders’ equity	88,672	87,345	63,929
	$583,640	$594,418	$556,335

Ratios:
Nonperforming loans and leases to total loans and leases	4.96%	5.46%	1.55%
Net chargeoffs to average loans and leases (YTD)	1.25%	1.62%	1.27%
Allowance for loan and lease loss to total loans and leases	2.26%	2.06%	1.40%

American River Bank Capital Ratios:
Leverage Ratio	11.66%	11.65%	8.36%
Tier 1 Risk-Based Capital Ratio	16.87%	16.04%	10.56%
Total Risk-Based Capital Ratio	18.13%	17.30%	11.81%

American River Bankshares Capital Ratios:
Leverage Ratio	12.46%	12.45%	8.29%
Tier 1 Risk-Based Capital Ratio	18.00%	17.13%	10.45%
Total Risk-Based Capital Ratio	19.26%	18.39%	11.70%

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American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except share and per share data)
	First Quarter	First Quarter	%
	2010	2009	Change
Interest income	$6,714	$7,751	(13.38	) %
Interest expense	942	1,412	(33.29	) %
Net interest income	5,772	6,339	(8.94	) %
Provision for loan and lease loss	1,641	1,229	33.52%
Total noninterest income	461	510	(9.61	) %
Total noninterest expense	4,185	3,601	16.22%
Income before provision for income taxes	407	2,019	(79.84	) %
Provision for income taxes	101	736	(86.28	) %
Net income	$306	$1,283	(76.15	) %

Basic earnings per share	$0.03	$0.22	(86.36	) %
Diluted earnings per share	$0.03	$0.22	(86.36	) %
Avearge diluted shares outstanding	9,845,533	5,824,407

Net interest margin as a percentage of average earning assets	4.73%	5.08%

Operating Ratios:
Return on average assets	0.21%	0.90%
Return on average equity	1.41%	8.15%
Return on average tangible equity	1.74%	11.16%
Efficiency ratio (fully taxable equivalent)	65.56%	50.97%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

(Dollars in thousands, except share and per share data)
	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2010	2009	2009	2009
Interest income	$6,714	$6,887	$7,163	$7,321
Interest expense	942	1,140	1,235	1,303
Net interest income	5,772	5,747	5,928	6,018
Provision for loan and lease loss	1,641	2,500	1,001	3,800
Total noninterest income	461	513	597	649
Total noninterest expense	4,185	3,703	4,268	4,239
Income before provision for (benefit from) income taxes	407	57	1,256	(1,372)
Provision for (benefit from) income taxes	101	(123)	429	(668)
Net income (loss)	$306	$180	$827	$(704)

Basic earnings (loss) per share	$0.03	$0.03	$0.14	$(0.12)
Diluted earnings (loss) per share	$0.03	$0.03	$0.14	$(0.12)

Net interest margin as a percentage of average earning assets	4.73%	4.74%	4.91%	4.87%

Avearge diluted shares outstanding	9,845,533	6,725,359	5,797,533	5,797,533
Shares outstanding-end of period	9,845,533	9,845,533	5,797,533	5,797,533

Operating Ratios (annualized):
Return on average assets	0.21%	0.12%	0.59%	-0.50%
Return on average equity	1.41%	1.03%	5.22%	-4.41%
Return on average tangible equity	1.74%	1.37%	7.17%	-6.01%
Efficiency ratio (fully taxable equivalent)	65.56%	57.58%	63.71%	61.81%

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

(Dollars in thousands, except share and per share data)
Three months ended March 31,	2010			2009
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$378,317	$5,837	6.26%	$417,779	$6,718	6.52%
Taxable investment securities	105,426	708	2.72%	64,665	735	4.61%
Tax-exempt investment securities	16,374	225	5.57%	26,516	351	5.37%
Corporate stock	25	1	16.22%	27	—	0.00%
Federal funds sold	—	—	—	38	—	0.00%
Interest-bearing deposits in banks	—	—	—	3,643	33	3.67%
Total earning assets	500,142	6,771	5.49%	512,668	7,837	6.20%
Cash & due from banks	46,942			28,654
Other assets	45,560			42,063
Allowance for loan & lease losses	(8,301)			(5,784)
	$584,343			$577,601

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$181,608	$350	0.78%	$150,408	$318	0.86%
Savings	38,075	57	0.61%	32,423	54	0.68%
Time deposits	128,367	391	1.24%	133,655	709	2.15%
Other borrowings	23,500	144	2.49%	77,645	331	1.73%
Total interest bearing liabilities	371,550	942	1.03%	394,131	1,412	1.45%
Noninterest bearing demand deposits	118,175			113,582
Other liabilities	6,526			6,068
Total liabilities	496,251			513,781
Shareholders’ equity	88,092			63,820
	$584,343			$577,601
Net interest income & margin		$5,829	4.73%		$6,425	5.08%

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